Mandalay Digital Receives Approval to Move Listing to NASDAQ Capital Market

LOS ANGELES, CA--(Marketwired - Jun 6, 2013) - Mandalay Digital Group, Inc. (OTCQB: MNDL) (“Mandalay Digital” or “the Company”) today announced that the Company received approval by NASDAQ’s Listing Qualifications Department to list its common stock on the NASDAQ Capital Market. The Company anticipates that its common stock will commence trading on the NASDAQ Capital Market on June 12th, 2013 under the same ticker symbol “MNDL.” Until that time, the Company’s common stock will continue to trade on the OTC Markets under the ticker symbol “MNDL.”

“We are extremely pleased to have our stock trade on the NASDAQ,” said Peter Adderton, CEO of Mandalay Digital. “As a global technology company embarking on a significant growth opportunity ahead of us, we wanted to partner with an exchange that will provide optimum exposure and trading liquidity. As we continue the roll-out out through carriers worldwide and further expand our collective user base, we believe our shareholders will benefit from the enhanced visibility NASDAQ offers.”

About Mandalay Digital Group

Mandalay Digital Group (OTCQB: MNDL) is at the convergence of Internet media content and mobile communications. It delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the responsible distribution of mobile entertainment. Mandalay Digital is headquartered in Los Angeles and has offices in Australia, Germany and Israel. For additional information, visit www.mandalaydigital.com.

Forward Looking Statement

Statements in this news release concerning future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to ability to raise new capital on acceptable terms or at all, ability to manage international operations, ability to identify and consummate roll-up acquisitions targets, levels of orders, ability to record revenues, release schedules, finalization and market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in Mandalay Digital Group’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Contact:

MZ North America
John Mattio
SVP
Tel: +1-212-301-7130
Email: Email Contact
www.mzgroup.us